Exhibit 99.3
AGRIFY CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On September 29, 2021 (the “Execution Date”), Agrify Corporation (“Agrify” or the “Company”) entered into a Plan of Merger and Equity Purchase Agreement, as amended by an amendment dated as of October 1, 2021 (as amended, the “Purchase Agreement”), with Sinclair Scientific, LLC, a Delaware limited liability company (“Sinclair”); Mass2Media, LLC, d/b/a PX2 Holdings, LLC, d/b/a Precision Extraction Solutions, a Michigan limited liability company (“Precision”); and each of the equity holders of Sinclair named therein (collectively, the “Members”). On October 1, 2021 (the “Closing Date”), Agrify consummated the transactions contemplated by the Purchase Agreement. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
Subject to the terms and conditions set forth in the Purchase Agreement, (1) Sinclair sold, transferred, conveyed, assigned and delivered to Agrify, and Agrify purchased (the “Interest Purchase”) from Sinclair, 100% of the equity interests (the “Purchased Interests”) of Cascade Sciences, LLC, a Delaware limited liability company (“Cascade”), such that immediately after the consummation of such Interest Purchase, Cascade became a wholly-owned subsidiary of Agrify, and (2) in accordance with the Michigan Limited Liability Company Act, as amended, (i) Precision merged (the “Merger” and, together with the Interest Purchase, the “Acquisition”) with and into a newly-formed wholly-owned subsidiary of Agrify organized as a Michigan limited liability company (“Merger Sub”), and (ii) the separate limited liability company existence of Precision ceased, and Merger Sub continued its limited liability company existence under the Michigan LLC Act as the surviving limited liability company in the Merger.
The aggregate consideration for the Interest Purchase and the Merger consisted of: (a) the sum of Thirty Million Dollars ($30,000,000), plus consideration payable to holders of outstanding Sinclair equity awards, subject to certain adjustments for working capital, cash and indebtedness (the “Closing Cash Amount”), payable in connection with the Interest Purchase; (b) the number of shares of Agrify common stock, subject to adjustment (the “Closing Buyer Shares”), equal to the quotient of (i) Twenty Million Dollars ($20,000,000) divided by (ii) the volume-weighted average price per share of Agrify common stock on The Nasdaq Capital Market for the thirty (30) consecutive trading days ending on the Execution Date (the “VWAP Price”), issuable in connection with the Merger; and (c) the True-Up Buyer Shares, if any (as defined below), issuable in connection with the Merger.
Agrify withheld 15% of the Closing Buyer Shares (the “Holdback Buyer Shares”) for the purpose of securing any post-closing adjustment owed to Agrify and any claim for indemnification or payment of damages to which Agrify may be entitled under the Purchase Agreement. The Holdback Buyer Shares shall be released following the eighteen (18) month anniversary of the Closing Date in accordance with and subject to the conditions of the Purchase Agreement.
The Purchase Agreement includes customary post-closing adjustments, representations and warranties and covenants of the parties. The Members may become entitled to additional shares of Agrify common stock (the “True-Up Buyer Shares”) and cash (collectively, the “Aggregate True-Up Payment) based on the eligible net revenues (as defined in the Purchase Agreement) achieved by the Cascade and Precision businesses during the fiscal year ending December 31, 2021. However, in no event shall the aggregate purchase price paid by Agrify pursuant to the terms of the Purchase Agreement, taking into account any Aggregate True-Up Payment in favor of the Members, exceed Sixty-Five Million Dollars ($65,000,000).
The terms of the Acquisition were determined on the basis of arm’s-length negotiations. The upfront cash consideration paid by was funded from Agrify’s working capital.
The unaudited pro forma condensed combined financial information was derived from the historical consolidated financial statements of Agrify, Precision and Cascade. The following unaudited pro forma condensed combined balance sheet as of September 30, 2021, is presented as if the Acquisition had occurred on September 30, 2021. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are presented as if the Acquisition had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that Agrify may achieve, or any additional expenses that it may incur, with respect to the combined companies. The unaudited pro forma condensed combined financial statements do not purport to represent Agrify’s results of operations or financial position that would have resulted had the transactions, to which pro forma effects are given, been consummated as of the date or for the periods indicated.
The Acquisition has been accounted for in accordance with ASC Topic 805, “Business Combinations” (“ASC Topic 805”). Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired, liabilities assumed, identified intangible assets and goodwill based upon their estimated fair values as of the date of the Acquisition. These allocations reflect various preliminary estimates that were available at the time of the preparation of this Amendment No. 1 to Current Report on Form 8-K/A, and are subject to change during the measurement period, as valuations are finalized.
There were no material differences between the accounting policies of Agrify, Precision and Cascade. No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed combined financial statements, as there were no transactions or balances between Agrify, Precision and Cascade.
The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical audited financial statements of Agrify contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on April 2, 2021, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, as filed with the SEC on November 12, 2021, and the historical financial statements of Precision and Cascade filed with this Amendment No. 1 to Current Report on Form 8-K/A.

AGRIFY CORPORATION
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2021
(In thousands)

	Agrify	Precision	Cascade	Pro Forma Adjustments		Pro Forma Combined
Assets:
Cash and cash equivalents	$44,746	$280	$1,008	$(36,535)	(B,C,G)	$9,499
Marketable securities	62,261	—	—	—		62,261
Accounts receivable, net of allowance for doubtful accounts	11,873	69	849	—		12,791
Inventory	10,109	4,378	3,568	—		18,055
Prepaid expenses and other receivables	3,876	1,808	44	—		5,728
Total current assets	132,865	6,535	5,469	(36,535)		108,334

Non-current marketable securities	6,253	—	—	—		6,253
Loan receivable	13,092	—	350	(350)	(A)	13,092
Property and equipment, net	4,189	1,688	85	—		5,962
Operating lease right-of-use assets	744	316	531	—		1,591
Goodwill	632	—	—	44,557	(C)	45,189
Intangible assets acquired through business combination, net	1,463	—	—	9,642	(C,E)	11,105
Capitalized website costs, net	60	—	2	—		62
Total long term assets	26,433	2,004	968	53,849		83,254

Total assets	$159,298	$8,539	$6,437	$17,314		$191,588

Liabilities
Current Liabilities:
Accounts payable	$8,742	$2,872	$866	$—		$12,480
Accounts payable - related parties	—	—	527	(527)	(B)	—
Accrued expenses and other current liabilities	13,371	271	364	5,171	(C,F)	19,177
Current maturities of long-term debt	—	73	—	(73)	(B)	—
Current portion of lease liabilities	—	164	242	—		406
Deferred revenue	893	5,419	834	—		7,146
Total current liabilities	23,006	8,799	2,833	4,571		39,209

Other non-current liabilities	300	—	—	—		300
Loan payable, related party	—	350	—	(350)	(A)	—
Operating lease liabilities	484	154	300	—		938
Long-term debt	833	1,646	—	(1,646)	(D)	833
Total non-current liabilities	1,617	2,150	300	(1,996)		2,071

Total Liabilities	$24,623	$10,949	$3,133	$2,575		$41,280

Stockholders’ Equity

Members' equity	—	5,000	1,198	19,312	(B,C)	25,510
Common stock	20	—	—	—		20
Preferred stock	—	—	—	—		—
Additional paid-in capital	179,991	—	—	—		179,991
Accumulated deficit	(45,714)	(7,410)	2,106	(4,573)	(D,E,F,G)	(55,591)
Total Stockholders' Equity (Deficit)	134,297	(2,410)	3,304	14,739		149,930
Non-controlling interest	378	—	—	—		378
Total Liabilities and Stockholders' Equity	$159,298	$8,539	$6,437	$17,314		$191,588

AGRIFY CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2021
(In thousands, except share and per share data)

	Agrify	Precision	Cascade	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$34,584	$19,678	$10,748	$—		$65,010

Cost of goods sold	34,977	14,501	7,402	—		56,880

Gross (loss) profit	(393)	5,177	3,346	—		8,130
OPERATING EXPENSES
Research and development	2,483	90	5	—		2,578
Selling, general and administrative expenses	18,850	4,690	3,145	4,346	(E,F,G)	31,031
Total operating expenses	21,333	4,780	3,150	(4,346)		33,609

Operating (loss) income	(21,726)	397	196	(4,346)		(25,479)
OTHER INCOME (EXPENSE), NET
Interest income (expense), net	68	(239)	1	(227)	(D)	(397)
Other expenses	(78)	—	—	—		(78)
Gain on extinguishment of debt	2,685	1,598	533	—		4,816
Other income, net	2,675	1,359	534	(227)		4,341

Net (loss) income before non-controlling interest	(19,051)	1,756	730	(4,573)		(21,138)
Income attributable to non-controlling interest	153	—	—	—		153
Net (loss) income	$(19,204)	$1,756	$730	$4,573		$(21,291)

Net Loss from continuing operations - Per Share

Net Loss attributable to Common Stockholders - Per Share	$(1.07)					$(1.13)

Weighted Average number of Common Shares Outstanding	18,068,736					18,852,739

AGRIFY CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2020
(In thousands, except share and per share data)

	Agrify	Precision	Cascade	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$12,087	$25,986	$14,650	$—		$52,723

Cost of goods sold	11,517	20,356	10,296	—		42,169

Gross profit	570	5,630	4,354	—		10,554
OPERATING EXPENSES
Research and development	3,354	5,065	148	—		8,567
Selling, general and administrative expenses	9,832	5,377	3,366	4,740	(E,F,G)	23,315
Total operating expenses	13,186	10,442	3,514	(4,740)		31,882

Operating (loss) income	(12,616)	(4,812)	840	(4,740)		(21,328)
OTHER INCOME (EXPENSE), NET
Interest income (expense), net	(481)	(19)	9	(227)	(D)	(718)
Other expenses	(5,618)	—	—	—		(5,618)
Gain on extinguishment of debt	(2,924)	233	388	—		(2,303)
Other (expense) income, net	(9,023)	214	397	(227)		(8,639)

Net (loss) income before taxes	(21,639)	(4,598)	1,237	(4,967)		(29,967)
Income tax expense	—	(571)	—	—		(571)

Net (loss) income before non-controlling interest	(21,639)	(5,169)	1,237	(4,967)		(30,538)
Income attributable to non-controlling interest	22	—	—	—		22
Net (loss) income	$(21,617)	$(5,169)	$1,237	$(4,967)		$(30,516)

Net Loss from continuing operations - Per Share

Net Loss attributable to Common Stockholders - Per Share	$(5.32)					$(6.11)

Weighted Average number of Common Shares Outstanding	4,175,867					4,959,870

AGRIFY CORPORATION
NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION
As of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020
(In thousands, unless otherwise specified)

NOTE 1. BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Agrify Corporation (“Agrify” or the “Company”), Mass2Media, LLC, d/b/a PX2 Holdings, LLC, d/b/a Precision Extraction Solutions, a Michigan limited liability company (“Precision”), and Cascade Sciences, LLC, a Delaware limited liability company (“Cascade”). The unaudited proforma condensed combined financial information is presented as if the transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2021 and for the year ended December 31, 2020 and on September 30, 2021 in respect of the unaudited pro forma condensed combined balance sheet.
The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.
Agrify has accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 "Business Combinations" ("ASC 805''). In accordance with ASC 805, Agrify uses its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.
Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.
Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited proforma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.
NOTE 2. DESCRIPTION OF THE TRANSACTION
On September 29, 2021 (the “Execution Date”), Agrify entered into a Plan of Merger and Equity Purchase Agreement, as amended by an amendment dated as of October 1, 2021 (as amended, the “Purchase Agreement”), with Sinclair Scientific, LLC, a Delaware limited liability company (“Sinclair”), Precision; and each of the equity holders of Sinclair named therein (collectively, the “Members”). On October 1, 2021, Agrify consummated the transactions contemplated by the Purchase Agreement.
Acquisition of Cascade and Precision; Purchase Consideration
Subject to the terms and conditions set forth in the Purchase Agreement, (1) Sinclair transferred, to Agrify, and Agrify purchased (the “Interest Purchase”) from Sinclair, 100% of the equity interests of Cascade, such that immediately after the consummation of such Interest Purchase, Cascade became a wholly-owned subsidiary of Agrify, and (2) Precision merged (the “Merger” and, together with the Interest Purchase, the “Acquisition”) with and into a newly-formed wholly-owned subsidiary of Agrify, Precision Extraction NewCo, LLC.

The aggregate consideration for the Interest Purchase and the Merger consisted of: (a) the sum of $30 million, plus consideration payable to holders of outstanding Sinclair equity awards, subject to certain adjustments for working capital, cash and indebtedness, payable in connection with the Interest Purchase; (b) the number of shares of the Company’s common stock, subject to adjustment, equal to the quotient of (i) $20 million divided by (ii) the volume-weighted average price per share of Agrify’s common stock on The Nasdaq Capital Market for the 30 consecutive trading days ending on the Execution Date (the “VWAP Price”), issuable in connection with the Merger; and (c) the True-Up Buyer Shares, if any (as defined below), issuable in connection with the Merger.
The Purchase Agreement includes customary post-closing adjustments, representations and warranties and covenants of the parties. The Members may become entitled to additional shares of Agrify’s common stock (the “True-Up Buyer Shares”) and cash (together with the True-Up Buyer Shares, the “Aggregate True-Up Payment’) based on the eligible net revenues (as defined in the Purchase Agreement) achieved by the Cascade and Precision businesses during the fiscal year ending December 31, 2021. However, in no event shall the aggregate purchase price paid by Agrify pursuant to the terms of the Purchase Agreement, taking into account any Aggregate True-Up Payment in favor of the Members, exceed $65 million.
NOTE 3. FAIR VALUE ESTIMATES OF PURCHASE PRICE ALLOCATION
The preliminary combined fair value allocation for the purchase price consideration paid at close, under the assumption that the Acquisition was consummated on September 30, 2021, is as follows:

Purchase price consideration:
Cash paid to members at close	$23,000
Cash contributed to escrow accounts at close	7,000
Cash paid for excess net working capital	1,430
Stock issued at close	20,000
Fair value of contingent consideration to be achieved	3,953
Total purchase price	$55,383

Fair value allocation of purchase price:
Accounts receivable	$918
Inventory	7,946
Prepaid and other assets	1,852
Property and equipment, net	1,773
Operating lease right of use assets	847
Capitalized web costs, net	2
Accounts payable and accrued expenses	(4,373)
Current portion of capital lease liabilities	(406)
Deferred revenue	(6,253)
Long-term debt	(1,646)
Operating lease liabilities	(454)
Member’s equity	(206)
Acquired intangible assets	10,826
Goodwill	44,557
Total purchase price	$55,383
Substantially all of these amounts are subject to subsequent adjustment as the Company obtains additional information during the measurement period. The measurement period is expected to be complete during the first quarter of 2022. The reported fair value of the accounts receivable is net of an estimate of uncollectible accounts of

$87. Any subsequent adjustments to the initial fair value estimates occurring during the measurement period will result in an adjustment to the carrying value of goodwill.
The Members may become entitled to an Aggregate True-Up Payment based on the eligible net revenues achieved by the Precision and Cascade businesses during the fiscal year ending December 31, 2021. However, in no event shall the aggregate purchase price paid by Agrify pursuant to the terms of the Purchase Agreement, taking into account any Aggregate True-Up Payment in favor of the Members, exceed $65.0 million. Accordingly, the maximum amount of the Aggregate True up Payment is capped at $15.0 million. The Company increased total purchase price consideration described above by $4.0 million, which represented the Company’s initial fair value estimate of the Aggregate True-Up Payment to be paid.
For the purposes of preparing the unaudited pro forma condensed combined financial statements, the preliminary estimate of identified intangible assets acquired of $10.8 million was attributed to the following:

	Asset Value	Life
Identified intangible assets:
Trade name	$3,003	6 to 7 years
Technology	3,802	5 years
Non-compete agreements	1,197	5 years
Customer relationships	2,824	7 to 8 years
Total identified intangible assets	$10,826
The Company’s initial fair value estimates related to the various identified intangible assets were determined under various valuation approaches including the Income Approach, Relief-from-Royalty Method, and Discounted Cash Flow Method. These valuation methods require management to project revenues, operating expenses, working capital investment, capital spending and cash flows for the reporting unit over a multiyear period, as well as determine the weighted average cost of capital to be used as a discount rate.
The Company amortizes its intangible assets assuming no residual value over periods in which the economic benefit of these assets is consumed.
NOTE 4. PRO FORMA ADJUSTMENTS
The following pro forma adjustments were applied to Agrify’s historical financial statements and those of Precision and Cascade to arrive at the pro forma condensed combined financial statement information:
A - To eliminate a $350 intercompany loan between Precision and Cascade.
B - To eliminate Precision and Cascade historical cash on hand balances, totaling $1.3 million, and other outstanding debt obligations, totaling $600, which were not acquired by Agrify.
C - To record the initial purchase price consideration (cash, stock and excess net working capital) paid in connection with the Acquisition, the Company’s initial estimate of the fair value of the Aggregate True-Up Payment and the estimated fair value of the identified intangible assets and residual goodwill.
D - To record the settlement of an outstanding loan, inclusive of principal, interest and pre-payment penalties, in the amount of $1.9 million, which was settled in cash, at closing.
E - To record estimated identified intangible asset amortization expense for the nine-month period ended September 30, 2021 (in the amount of $1.2 million) and the twelve-month period ended December 31, 2020 (in the amount of $1.6 million).
F - To record an estimated liability associated with a Precision and Cascade Phantom Equity Bonus Plan in the amount of $1.2 million, which is treated as a period expense and not as part of the purchase price.

G - To expense $1.9 million in acquisition-related transaction costs paid at closing, which are treated as a period expense.